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SOUTHERN MINERAL CORPORATION
Exhibit 11.1


         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                    Quarter Ended               Quarter Ended
                                                  September 30, 1996          September 30, 1995
                                                                Fully                       Fully
                                                 Primary       Diluted       Primary       Diluted
                                                 -------------------------------------------------
Net Earnings (loss)                              $  627        $  627        $   92         $   92
                                                 =================================================
Weighted average number of common
  shares outstanding                              6,469         6,469         6,275          6,275

Excess of shares issuable upon exercise
  of stock options over shares deemed
  retired under the "modified treasury stock"
  method                                            856           983             0              0
                                                 -------------------------------------------------
Weighted average number of common
  and dilutive common equivalent shares
  outstanding                                     7,325         7,452         6,275          6,275
                                                 =================================================
Earnings (loss) per common and
  common equivalent share                        $ 0.09        $ 0.08        $ 0.01         $ 0.01
                                                 =================================================

                                                  Nine Months Ended           Nine Months Ended
                                                  September 30, 1996          September 30, 1995
                                                                Fully                       Fully
                                                 Primary       Diluted       Primary       Diluted
                                                 -------------------------------------------------
Net Earnings (loss)                              $2,072        $2,072        $   (18)       $  (18)

Weighted average number of common
  shares outstanding                              6,461         6,461          5,507         5,507

Excess of shares issuable upon exercise
  of stock options over shares deemed
  retired under the "modified treasury stock"
  method                                            545           685              0             0
                                                 -------------------------------------------------
Weighted average number of common
  and dilutive common equivalent shares
  outstanding                                     7,006         7,146          5,507         5,507
                                                 =================================================
Earnings (loss) per common and
  common equivalent share                        $ 0.30        $ 0.29        $ (0.00)       $(0.00)
                                                 =================================================